FIFTH AMENDMENT TO LEASE AGREEMENT
     THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the “Fifth Amendment”) is made August 20, 2007, nunc pro tunc December 31, 2006, by and between SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company, as successor-in-interest to Spirit Finance Acquisitions, LLC, a Delaware limited liability company (“Lessor”), and SIGNIFICANT EDUCATION, INC., a Delaware corporation, as successor-in-interest to Significant Education, LLC, a Delaware limited liability company (“Lessee”).
Recitals
     WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated as of June 28, 2004, as amended pursuant to that certain Amendment to Lease Agreement dated effective as of September 24, 2004, as further amended pursuant to that certain Second Amendment to Lease Agreement dated effective as of August 23, 2005, as further amended pursuant to that certain Third Amendment to Lease Agreement dated effective as of June 15, 2006, and as further amended pursuant to that certain Fourth Amendment to Lease Agreement dated effective as of August 9, 2006 (collectively, the “Lease”), with respect to the real property and improvements as described in the Lease. Terms not defined in this Fifth Amendment shall have the meanings ascribed to them in the Lease.
     WHEREAS, pursuant to Section 44.D of the Lease, Lessor agreed to provide, on or before the Final Disbursement Date, Additional Funds for the Additional Tenant Improvements.
     WHEREAS, Lessee has requested Lessor to extend the Final Disbursement Date up to and including September 30, 2007.
     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1. Final Disbursement Date The third sentence from the bottom of Section 44 D of the Lease shall be deleted in its entirety and shall be replaced with the following:
Lessor and Lessee acknowledge and agree that the Additional Funds will be available to Lessee up to and including September 30, 2007 (“Final Disbursement Date”).
2. Ratification. Except as expressly stated herein, the Lease shall remain in full force and effect. If there is any conflict between the Lease and the terms of this Fifth Amendment, the terms of this Fifth Amendment shall control.
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Lessor and Lessee have executed this Fifth Amendment as of the date set forth above.

LESSOR: SPIRIT MASTER FUNDING, LLC
By:	/s/ Gregg. A. Seibert
	Printed Name:	Gregg. A. Seibert
	Title:	Senior Vice President

LESSEE: SIGNIFICANT EDUCATION, INC.
By:	/s/ Timothy R. Fischer
	Printed Name:	Timothy R. Fischer
	Title:	Chief Financial Officer